Exhibit 3.42
EXHIBIT A
AMENDED AND RESTATED BY-LAWS
OF
LENDER’ S SERVICE TITLE AGENCY, INC.

LENDER’S SERVICE TITLE AGENCY, INC.
Incorporated Under the Laws of
the State of Ohio
AMENDED AND RESTATED BY-LAWS
ARTICLE I — SHAREHOLDERS
     1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall be signed by the Chairman of the Board, if any, or the President or a Vice-President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, shall certify the number and class of shares represented thereby, and shall set forth the statements prescribed by Section 1701.25 of the Revised Code of Ohio (“General Corporation Law”). When any such certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be facsimile, engraved, stamped, or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.
     A certificate representing shares shall not be executed or delivered until the share or shares represented thereby are fully paid.
     The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed and the Board may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.
     2. FRACTIONAL SHARE INTERESTS. The Corporation may but need not execute and deliver a certificate for or including a fraction of a share; or, in lieu thereof, may pay to the person otherwise entitled to become a holder of a fraction of a share an amount in cash specified as the value thereof in a resolution of the Directors, or other agreement or instrument pursuant to which such fraction of a share would otherwise be issued, or, if not specified, then the amount determined for such purpose by the Directors or the amount realized upon sale of such fraction of a share; or provide reasonable means to afford to such person the opportunity, on specified terms and conditions, to purchase or sell fractional interests in shares, to the exclusion of all rights he might otherwise have; or execute and deliver registered or bearer scrip over the manual or facsimile signature of an officer of the Corporation or of its agent for that purpose, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights as a shareholder except as therein provided. The scrip may provide that it shall become void unless the rights of the holders are exercised within a specified period and may contain any other provisions that the Corporation deems advisable. Whenever any such scrip ceases to be exchangeable for full shares, the shares that would otherwise have been issuable as therein provided shall be deemed to be treasury shares unless the scrip contains other provision for their disposition.

     3. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with an incorporated transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon, if any.
     4. RECORD DATE FOR SHAREHOLDERS. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (1) receive notice of or to vote at a meeting of shareholders; (2) receive payment of any dividend or distribution; (3) receive or exercise rights or purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (4) participate in the execution of written consents, waivers, or releases, the Board of Directors may fix a record dare which shall not be a date earlier than the date on which the record date is fixed and in the cases provided for in clauses (1), (2), and (3) above, shall not be more than sixty days, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date diced for the receipt of the exercise of rights, as the case may be. The record date for the purpose of clause (1) above, shall continue to be the record date for all adjournments of such meeting unless the Directors shall fix another date, and in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to the shareholders of record as of said date in accordance with the same requirements as those applying to a meeting newly called.
     5. MEANING OF CERTAIN TERMS. As used in these Regulations in respect to the right of notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to execute a consent, waiver, or release, or to register dissent, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the Corporation is authorized to issue only one class of shares and said reference is also intended to include any outstanding share or shares and any holder or holders of record or outstanding shares of any class upon which or upon whom the Articles of Incorporation consider such rights where there are two or more classes or series of shares or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder. Except for subscriptions received by the incorporators, and except as the contract of subscription price has not been fully paid shall not be deemed to be a shareholder and the shares so subscribed shall not be deemed to be outstanding shares.
     6. SHAREHOLDER MEETINGS.
          TIME. The annual meeting for the election of directors, the consideration of reports to be laid before the meeting, and for such any other purposes as shall be stated in the notice of the meeting, shall be held on the first day of April of each year, or as soon after such date as may be practicable. If said day be a legal holiday, said meeting shall be held on the next succeeding business day.

          PLACE. Annual meeting and special meetings shall be held at such place within or without the State of Ohio as the Board of Directors shall fix, or if the Board shall fail to fix such place, then at the principal office of the Corporation in Ohio.
          CALL. Annual and special meetings may be called at any time by the Chairman of the Board, if any, the President, a Vice-President if the President is unable to act, the Secretary, by any other officer instructed by the directors to call the meeting, or by the holders of not less than fifty (50%) percent of the shares.
          NOTICE OR ACTUAL OR CONSTRUCTION WAIVER OF NOTICE. Written notice stating the time, place and purposes of each meeting shall be delivered not less than seven (7) days nor more than sixty (60) days before the date of the meeting, either personally or by mail by or at the direction of the directors, the Chairman of the Board, if any, the President, the Secretary, or the officer or persons calling the meeting to each shareholder. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the Corporation, with postage prepaid. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Notice of the time, place and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder. The attendance of any shareholder at any such meeting without protesting prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.
          ANNUAL FINANCIAL STATEMENT. At the annual meeting of shareholders, or the meeting held in lieu thereof, the Corporation shall lay before the shareholders the financial statement prescribed by Section 1701.38 of the General Corporation Law.
          VOTING LIST. Upon request of any shareholder at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, of shareholders of records as of the applicable record dare, who are entitled to vote, showing their respective addresses and the number and class of shares held by each. Such list or lists when certified by an officer or agent in charge of the transfer of shares shall be prima-facie evidence of the facts shown therein.
          CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and of present and acting — the Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present and acting, the Chairman of the meeting shall appoint a secretary of the meeting.
          PROXY REPRESENTATION. A person who is entitled to attend a shareholder’s meeting to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person. A telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of a writing, appointing a proxy is a sufficient writing. No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by the General Corporation Law.
          INSPECTORS OF ELECTION. The directors, in advance of any meeting of shareholders, may appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer acting as Chairman of any such meeting may make such appointment. In case any person who may be appointed as inspector fails to appear or to act, the vacancy may be filled by appointment made by the directors in advance of the meeting, or at the meeting by the officer acting as Chairman, If inspectors are appointed and, if there are three or more inspectors, the decision, act or certificate of a majority of them shall be effective in all respects as the decisions, act or certificate of all. The inspectors, if any, shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, if any consents, waivers, or releases; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, waivers, and releases; determine and announce the result; and to do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request, the inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by them and execute a certificate of any fact found by them.
          QUORUM. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except at otherwise provided by law, by the Certificate of Incorporation or by these By-Laws.
          VOTING. Unless and until the Articles of Incorporation are mended as permitted by division (B)(10) of Section 1701.69 of the General Corporation Law, shareholders shall be entitled to cumulate their votes in the election of directors upon compliance with the provisions of Section 1701.55 of the General Corporation Law. Except in the case of such cumulative voting, each share shall entitle the holder thereof to one vote.
          In the election of directors, the candidates receiving the greatest number of votes at a meeting at which a quorum is present shall be elected.
          Any action which would otherwise require for its authorization, under the General Corporation Law, more than a majority, but less than all, of the voting power of shareholders or more than a majority, but less than all, of the shareholders entitled to vote, as the case may be, shall be authorized, pursuant to provisions of the Articles of Incorporation as authorized by Section 1701.52 of the General Corporation Law, by at least a majority of the voting power of the shareholders or by at least a majority of the shareholders entitled to vote, as the case may be.

          Any action for which the General Corporation Law does not describe the proportion of voting power required to authorize the same shall be authorized by at least a majority of the voting power represented at a meeting at which a quorum is present.
          All other actions shall be authorized by the proportion of voting power or by the proportion of votes of shareholders entitled to vote, as the case may be, in the manner prescribed by the General Corporation Law, the Articles of Incorporation, or these Regulations.
     7. WRITTEN ACTION. Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.
ARTICLE II — DIRECTORS
     1. FUNCTIONS: DEFINITIONS: AND COMPENSATION. The business and affairs of the Corporation shall be managed by a Board of Directors. The use of the phrase full Board in these Regulations refers to the whole authorized number of directors fixed in these Regulations.
     The directors, by the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest of any of them, shall have the authority to establish reasonable compensation, which may include pension, disability, and death benefits, for services to the Corporation by directors and officers, or to delegate such authority to one or more officers or directors.
     2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a United States citizen, or a resident of the State of Ohio. The number of directors constituting the full board shall be at least, except that, where all the shares are owned of record by less than three shareholders, the number of directors may be less than three but not less than the number of such shareholders. Subject to the foregoing limitation, such number may be changed by an increase or decrease thereof from time to time. Any change in the fixed number may be effected by action of shareholders by an amendment to these Regulations or by the vote of the holders of at lest a majority of the shares which are presented at a meeting called for the purpose of electing directors, at which a quorum is present. Except as may otherwise be provided by the Articles of Incorporation, the number of directors may also be changed by action of the directors. No reduction in the number of directors shall have the effect of shortening the term of any incumbent director. Until sooner changed, the number of person constituting each succeeding Board of Director shall be not less than three nor more than five.
     3. ELECTION AND TERM. The initial Board of Directors shall consist of the person or persons elected at the first meeting of shareholders of the Corporation and shall hold office until the first annual meeting of shareholders and until his or their successors have been elected and qualified, or until his or their earlier resignation, removal form office, or death. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until his or their earlier resignation, removal from office, or death. In the interim between annual meetings of the shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors which are not filled at the meeting of shareholders at which any such removal has been effected, may be filled by the affirmative vote of a majority of the remaining directors though less than a majority of the full Board of Directors.
     4. MEETINGS.
          TIME. Meetings shall be at such time as the Board shall fix, except that the first meeting of newly elected Board shall be held as soon after its election as the directors may conveniently assemble.
          PLACE. Meeting shall be held at such place within or without the State of Ohio as shall be fixed by the Board.
          CALL. Meetings may be called by the Chairman of the Board, if any, by the President, by any Vice-President, or by any two directors if the Board consists of three or more directors.
          NOTICE OR ACTUAL OR CONSTRUCTION WAIVER OF NOTICE. Except for regular meetings for which the time has been fixed, written notice stating the time and place of each meeting of directors shall be given to each director by either personal delivery or by mail, telegram, or cablegram at least two (2) days before the meeting. Such notice may but need not specify the purposes of the meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. Notice of the time, place and purposes of any meeting may be waived in writing, either before or after the holding of such meeting by any director. Whenever any notice of the time, place, and purposes of a meeting is required to be given to any director, a waiver thereof in writing signed by any such director, whether before or after the holding of such meeting, shall be equivalent to the giving of such notice. The attendance of any director at any such meeting without protesting prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.
          QUORUM AND ACTION. A majority of the full Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum exists, may adjourn a meeting to another time and place. Notice of any such meeting shall be given to the directors who were not present at the time of the adjournment, and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Except as in these Regulations, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.
          Meetings of the directors or of any committee thereof may be held through any communications equipment if all the persons participating can hear each other; and participation in a meeting through such communications equipment shall constitute presence at any such meeting.

          CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.
     5. REMOVAL AND RESIGNATION OF DIRECTORS. Any director may be removed from the Board, with or without assigning cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the shareholders called for that purpose, and the office of such director shall forthwith become vacant.
          Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.
     6. FILING VACANCIES. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided however, that the shareholders removing any director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the directors fail to fill any such vacancy, the shareholders may at any special meeting called for that purpose fill such vacancy.
          Any person elected to fill a vacancy shall hold office subject to the right of removal as hereinbefore provided, until the next annual election and until his successor is elected and qualified.
     7. COMMITTEES. Whenever the number of directors shall be more than three, the Board of Directors, may, in its discretion, by resolution, designate three or more directors to constitute an Executive Committee or other committees, which shall have and may exercise such powers of the Board of Directors in the management of the Corporation as shall be conferred or authorized by the resolutions appointing them. Such committee or committees shall act only during the intervals between meetings of the directors and shall not have the power to fill vacancies among the directors or in any such committee. A majority of such committee may determine its actions and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge such committee.
     8. WRITTEN ACTION. Any action which may be authorized or taken at a meeting of directors or any committee thereof may be authorized or taken without a meeting with the affirmative vote or approval of, and in writing or writings signed by all of the directors, or by all of the members of the committee in the case of a committee.
ARTICLE III — OFFICERS
     1. Officers. The Board of Directors, initially and as soon as may be after the election thereof held in each year, shall elect a President and Chief Executive Officer, a

Secretary, and a Treasurer, and from time to time may elect a Chairman of the Board, one or more Vice Presidents, and such Assistant Secretaries, Assistant Treasurers, and such other officers, agents, and employees as it may deem proper. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by the Articles of Incorporation or the Regulations, to be executed, acknowledged, or verified by two or more officers. The Chairman of the Board, if any, and the Vice Chairman of the Board, if any, shall be elected from among the directors. Unless the resolution electing an officer otherwise provides, no other officer need be a director in order to qualify.
     The term of office of all officers shall be one year and until their respective successors are elected and qualify, unless the resolution electing them shall specify a shorter or longer term, by any officer may be removed from office, either with or without cause, at any time by the Board of Directors.
     Any officer, or any agent elected or appointed by the Board of Directors, may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.
     2. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board and of the shareholders. The Chairman shall perform such duties as from time to time may be determined by resolution of the Board.
     3. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall be the chief executive officer of the Corporation and, in the absence or non-election of the Chairman, shall preside at all meetings of the Board of Directors and of the stockholders. The President and Chief Executive Officer shall exercise the powers and perform the duties usual to the chief executive officer of the corporation and, subject to the control of the Board, shall supervise and direct the business of the Corporation. The President and Chief Executive Officer may appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of directors) and shall see that all orders and resolutions of the Board are carried into effect. The President and Chief Executive Officer shall have the power to execute bonds, mortgages, and other contracts, agreements, and instruments of the Corporation, and shall do and perform such other duties as from time to time may be determined by resolution of the Board.
     4. VICE PRESIDENT. The Vice President, or, if more than one, the Vice Presidents, in the order established by the Board, shall in the absence or disability of the President and Chief Executive Officer, exercise all of the powers and duties of the President and Chief Executive Officer. Each such Vice President shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties of the Board may direct. Any Vice President may, in the discretion of the Board, be designated as “executive”, “senior”, assistant” or by any succeeding ordinal number or by departmental or functional classification.
     5. SECRETARY. The Secretary shall attend all sessions of the Board and all meeting of the stockholders and record all votes and the minutes of proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board, and shall perform such other duties as may be prescribed by the Board. The Secretary shall affix the corporate seal to any instrument requiring it. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.
     6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in book belonging to the Corporation; shall deposit all monies, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors; and shall do and perform such other duties incident to the office of the Treasurer as the Board may direct. The Treasurer shall disburse the funds as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the directors, whenever they may require it, an account of all transactions.
     7. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers shall have power to perform, on behalf of the Corporation, such duties as may be required to be performed by the Secretary and Treasurer, respectively, and shall perform such other duties as shall be determined by resolution of the Board.
ARTICLE IV — STATUTORY NOTICE TO SHAREHOLDERS
     The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and or any financial statement, as the case may be, which may be required by any provision of law, and which more specifically, may be required by Section 1701.33 of the General Corporation Law.
ARTICLE V — PRINCIPAL OFFICE, STATUTORY AGENCY, BOOKS AND RECORDS
     The location of the principal office of the Corporation in the State of Ohio is 266 Corporate Exchange Drive, Columbus, Ohio 43229 and the name and the address of statutory agent of the Corporation are CT Corporation System, 815 Superior Avenue, NE, Cleveland, Ohio 44114.
     The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and of committees of directors, if any, and shall keep records of its shareholders, showing the names and addresses of all shareholders and the number and class of shares issues or transferred or record to or by them from time to time.
ARTICLE VI — MISCELLANEOUS PROVISIONS
     1. CORPORATE SEAL. The corporate seal shall be in such form as the Board of Directors shall prescribe.

     2. FISCAL YEAR. The fiscal year of the Corporation shall commence of the first day of January and end on the last day of December.
     3. CHECKS, DRAFTS, ETC.. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board.
     4. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board may select, and, for the purpose of such deposit, checks, drafts, warrants, and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board or President may authorize for that purpose.
     5. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of the Corporation.
ARTICLE VII — CONTROL OVER REGULATIONS
     The Regulations of the Corporation shall be subject to alteration, amendment or repeal, and new Regulations not inconsistent with any provision of the Articles of Incorporation or the General Corporation Law may be made, either by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, at any annual or special meeting of the shareholders or, without such meeting, by the written consent of the holders of shares entitling them to exercise a majority of the voting power. If the Regulations are altered, amended, or repealed, or new Regulations are adopted, without a meeting of the shareholders, the Secretary of the Corporation shall mail a copy of the alteration, amendment, or repeal of the new Regulations to each shareholder who would have been entitled to vote thereon or consent thereto, but who did not participate in such action.
ARTICLE VII — CONFLICTING INTERESTS
     No Director, officer or employee of the Corporation shall have any position with or a substantial interest in any other enterprise operated for profit (other than The Prudential Insurance Company of America or any direct or indirect subsidiary thereof) the existence of which would conflict with the proper performance of his or her Corporate responsibilities, or which might tend to affect his or her independence of judgment with respect to transactions between the Corporation and such other enterprise.
     If a director or any such officer or employee has a position with or substantial interest in another enterprise which, when acquired, did not create such an actual or apparent conflict or interest, he or she shall male timely disclosure of such position or interest to the Board of Directors when he or she learns that there is an impending transaction between such enterprise and the Corporation or The Prudential Insurance Company of America or any subsidiary or affiliate of either the Corporation or Prudential that might create such an actual or apparent conflict.
     The Board of Directors, which may act through an appropriate committee or sub-committee, shall adopt such regulations and procedures as shall from time to time appear to it sufficient to secure compliance with the above policy.

     I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Regulations of Lender’s Service Title Agency, Inc., an Ohio corporation, as in effect on the date hereof.
     WITNESS my hand and the seal of the Corporation.
Dated: March 14, 1996

/s/
Secretary

(SEAL)